                                                                    EXHIBIT 4.2

                          [FORM OF FACE OF SECURITY]

                  [INSERT IF GLOBAL SECURITY -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [CEDE & CO.] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR INDIVIDUAL SECURITIES REGISTERED IN THE NAMES OF PARTICIPANTS IN DTC, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC OR BY A NOMINEE OF DTC TO DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.]

No.                                                                          $

                   TIME WARNER ENTERTAINMENT COMPANY, L.P.,
                    [ ]% Senior [Note] [Debenture] Due [ ]

                                                                        CUSIP:

                  Time Warner Entertainment Company, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to) promises to pay to [Cede & Co.] or registered assigns, the principal sum of [ ] on [ ], at the office or agency of the Company in the Borough of Manhattan, the City and State of New York. This Security has the benefit of unconditional guarantees by Warner Communications Inc., a Delaware corporation ("WCI"), and American Television and Communications Corporation, a Delaware corporation ("ATC" and, together with WCI, the "Guarantors"), as more fully described on the reverse hereof.

                  Interest Payment Dates:

                  Record Dates:

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                   TIME WARNER ENTERTAINMENT COMPANY, L.P.

                                   by
                                        ----------------------
[SEAL]                                  Title:  Executive Vice
                                                President

Attest:

-------------------------
   Assistant Secretary

                                   WARNER COMMUNICATIONS INC.,
                                      as Guarantor,

                                   by
                                        ----------------------
[SEAL]                                  Title:  Vice President

Attest:

-------------------------
   Assistant Secretary

                                   AMERICAN TELEVISION AND
                                   COMMUNICATIONS CORPORATION,
                                     as Guarantor,

                                   by
                                        ----------------------
[SEAL]                                  Title:  Vice President

Attest:

-------------------------
   Assistant Secretary

                  This Security, together with any Guarantees referred to herein, is one of the Securities described in the within-mentioned Indenture.

                                       Dated:

                                       The Bank of New York,
                                           As Trustee

                                       By
                                          -------------------------------------
                                          Authorized Signatory

                     [FORM OF REVERSE SIDE OF SECURITIES]

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.

                    [ ]% Senior [Note] [Debenture] Due [ ]

                  This Security (as defined below) is one of the duly authorized issue of senior debentures, notes, bonds or other evidences of indebtedness (hereinafter called the "Debt Securities") of the Company of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture (the "Indenture") among the Company, WCI, ATC, and The Bank of New York, as Trustee (herein called the "Trustee"), to which reference is hereby made for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, and any agent of the Trustee, any Paying Agent, the Company, the Guarantors and the Holders of the Debt Securities, and the terms upon which the Debt Securities are issued and may be authenticated and delivered.

                  The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may have different conversion prices or exchange provisions (if any), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Security is one of the series of Debt Securities of the Company issued pursuant to the Indenture designated as the [ ]% Senior [Notes] [Debentures] due [ ] (the "Securities"), limited in aggregate principal amount to $[ ].

                  The Company promises to pay interest from [ ], on the principal amount of this Security semiannually on [ ] and [ ] of each year beginning [ ] at the office or agency of the Company in the Borough of Manhattan, The City of New York, in like coin or currency, at the rate per annum specified in the title hereof. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  [Each of the Guarantors fully and unconditionally guarantees (each, a "Guarantee") to each Holder of the Securities and to the Trustee on behalf of each such Holder, the due and punctual payment of the percentage (its

"Guaranteed Percentage") of the principal of (and premium, if any, on) and interest on such Security set forth on Exhibit A to the Indenture (as such Exhibit A may be amended as provided in the Indenture) and incorporated by reference herein, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption or repayment, upon declaration of acceleration or otherwise, according to the terms of the Indenture. The Guarantees constitute guarantees of payment and not guarantees of collection. Reference is hereby made to the further provisions of the Guarantees set forth in the Indenture, which further provisions shall be incorporated herein by reference for all purposes and shall have the same effect as if fully set forth at this place.]

                  The interest so payable, and punctually paid or duly provided for, on any [ ] or [ ] will, except as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the [ ] or [ ] next preceding the interest payment date (herein called the "Regular Record Date") whether or not a Business Day, and may, at the option of the Company, be paid by check mailed to the registered address of such Person. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid either to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Security may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practicable by the Trustee, all as more fully provided in the Indenture.

                  Initially, the Trustee will be the Paying Agent and Registrar with respect to this Security. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Registrar, to appoint additional or other Paying Agents and other Registrars and to approve any change in the office through which any Paying Agent or Registrar acts; provided that there will at all times be a Paying Agent in The City of New York.

                  [The Securities of this series are not redeemable prior to the stated maturity of the principal hereof and will not be subject to any sinking fund.]

                  [The Company may, at its sole option, redeem at any time or from time to time all or any part of the outstanding Securities at the following redemption prices (expressed as percentages of principal amount), together in each case with an amount equal to the accrued and unpaid interest to the date fixed for redemption (hereinafter collectively referred to as the "Redemption Price").

               12-Month                             Percentage
                Period                                  of
             Beginning on                           Principal
             [          ]                            Amount]

                  [The Securities are also subject to redemption through the operation of the sinking fund as herein and in the Indenture provided at [100%] of the principal amount thereof together with accrued interest to the date fixed for redemption (the sinking fund redemption price). Notice of redemption of Securities for the sinking fund shall be given at least 30 and not more than 60 days prior to the date fixed for such redemption as provided in the Indenture.]

                  [As and for a sinking fund for the retirement of the Securities and as long as any of the Securities remain outstanding and unpaid, the Company shall pay to the Trustee in cash (subject to the right to deliver certain Securities in credit therefor as provided in the Indenture), on or before [ ] in each year from [ ] to and including [ ] an amount sufficient to redeem $[ ] principal amount of the Securities (or such lesser amount equal to the principal amount then outstanding at the sinking fund redemption price).]

                  [At its option the Company may pay into the sinking fund for the retirement of Securities on or before [ ] in each year from [ ] to and including [ ], in cash an amount sufficient to redeem an additional principal amount of the Securities up to but not to exceed $[ ] principal amount of the Securities at the sinking fund redemption price. To the extent that the right to such optional sinking fund payment is not exercised in any year, it shall not be cumulative or carried forward to any subsequent year.]

                  [Notice of the redemption will be mailed to Holders of Securities by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If fewer than all of the Securities are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular Securities or portions thereof for redemption from the outstanding Securities not previously called by such method as the Trustee deems fair and appropriate.]

                  If the Company dissolves (other than in connection with (a) the reconstitution of the Company as a corporation, (b) the occurrence of a transaction that is permitted by Section 8.01 of the Indenture or (c) a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or similar law), it shall, at its option, either (1) redeem all of the Debt Securities or (2) cause an Eligible Affiliate (as defined in the Indenture) to assume or guarantee the Debt Securities, in either case, on the terms set forth in the Indenture.

                  If an Event of Default with respect to the Securities shall occur and be continuing, the principal of all the Securities and all accrued interest thereon may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Debt Securities of each series under the Indenture with the consent of the Holders of not less than a majority in principal amount of the Debt Securities at the time Outstanding of all series to be affected thereby (acting as one class). The Indenture also permits the Holders of a majority in principal amount of the Debt Securities at the time Outstanding of each series on behalf of the Holders of all Debt Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Securities.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and any premium of and any interest on this Security at the place, rate and respective times and in the coin or currency prescribed herein and in the Indenture.

                  As provided in the Indenture and subject to the satisfaction of certain conditions therein set forth, including the deposit of certain trust funds in trust, at the Company's option, either (i) the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Debt Securities of any series and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the Debt Securities and the Guarantees of such series or
(ii) the Company and the Guarantors shall cease to be under any obligation to comply with any term, provision or condition of certain restrictive covenants or provisions set forth in any additions or changes to or deletions from covenants and Events of Default with respect to the Debt Securities and the Guarantees of such series.

                  The Securities are issuable in registered form without coupons, in denominations of $1,000 and integral multiples thereof. Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

                  Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Security or Securities of authorized denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

                  Subject to the provisions of the Indenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  Unless otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  THIS SECURITY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Security shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to Time Warner Entertainment Company, L.P., 75 Rockefeller Plaza, New York, N.Y. 10019, Attention of Manager, Investor Relations.

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

------------------------------------------------
(Insert assignee's soc. sec. or tax ID no.)

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


------------------------------------------------------------

Date:                 Your Signature:
      --------------                  ----------------------

------------------------------------------------------------
(Sign exactly as your name appears on the other side of this Security)

                              SIGNATURE GUARANTEE

Signature Guarantee by:

----------------------------------------


by:
    ------------------------------------

----------------------------------------
(Signatures must be guaranteed by an
"eligible guarantor institution" meeting the requirements of the Registrar, which requirements will include membership or participation in the Securities Transfer
Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange
Act of 1934, as amended.)